[●], 2007

Secure America Acquisition Corporation
1005 North Glebe Road, Suite 550
Arlington, VA 22201

SunTrust Robinson Humphrey, Inc.
Individually, and as representative of the several underwriters
3333 Peachtree Road, NE
Atlanta, GA 30326

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned officer of Secure America Acquisition Corporation (“Company”), in consideration of SunTrust Robinson Humphrey, Inc., individually, and as representative of the underwriters (the “Underwriter”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 17 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all Insider Shares beneficially owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired following or in the IPO in favor of the Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 24 months after the consummation of the IPO (the “Effective Date”), the undersigned will (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by him (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of the undersigned’s Insider Shares.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any opportunity to acquire an operating business in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities, until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company or until such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not, and the undersigned will take all reasonable actions within its power to cause the Company not to, consummate any Business Combination that involves a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, nor any affiliate of the undersigned (“Affiliate”), shall be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination except as disclosed on the Company’s registration statement on Form S-1 (No. 333-144028).

6. The undersigned agrees that none of the undersigned, any member of the immediate family of the undersigned, or any Affiliate of the undersigned, will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the immediate family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow all of the Insider Shares beneficially owned by him acquired prior to the IPO until one year after the consummation by the Company of a Business Combination, or earlier if, following a Business Combination, the Company consummates a transaction after the consummation of the initial Business Combination that results in all of the stockholders of the combined entity having the right to exchange their shares of Common Stock for cash, securities or other property, subject to the terms of a stock escrow agreement that the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be Chief Financial Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended.  The undersigned’s questionnaire furnished to the Company and the Underwriter, and attached hereto as Exhibit B, is true and accurate in all respects.  The undersigned further represents and warrants to the Company and the Underwriter that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Chief Financial Officer of the Company.

10. This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date of the Company’s consummation of a Business Combination or (ii) the dissolution and liquidation of the Company; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

11. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

12. The undersigned hereby agrees to not propose, or vote in favor of, any amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”) and hereby ratifies any such action that shall have been taken prior to the date of this letter agreement.  Neither the Underwriter nor its agents shall be violating, or shall have violated, the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

15. This letter agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

16. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

17. As used herein, (i) a “Business Combination” shall mean the initial acquisition, or acquisition of control of, one or more operating businesses in the homeland security industry through a merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited.

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Name: JAMES A. MAURER

Signature

Accepted and agreed:

SUNTRUST ROBINSON HUMPHREY, INC. Individually and as representative of the several underwriters

By:
Name:
Title:

Accepted and agreement:

SECURE AMERICA ACQUISITION CORPORATION

By:
Name: C. Thomas McMillen
Title: Co-Chief Executive Officer and Chairman

EXHIBIT A

[biography]

EXHIBIT B

[questionnaire]